UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2012

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15819 (Commission File Number)	13-3883101 (I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2012, Wuhan Kingold Jewelry Company Limited, the controlled subsidiary of Kingold Jewelry, Inc., borrowed an aggregate of RMB40,000,000 (equivalent to approximately US$6.4 million) from CITIC Bank Corporation Limited under two Working Capital Loan Contracts (the “Loan Contracts”), each between Wuhan Kingold Jewelry Company Limited and CITIC Bank Corporation Limited, dated and effective as of November 28 and November 29, 2012, respectively. The maturity date of each of the loans is one year from date of the respective agreement and the loans have an interest rate of 6.6%. The loans are secured by buildings, plant and machinery. The repayment of the loans may be accelerated under certain conditions, including upon a default of principal or interest payment when due, breach of representations or warranties, certain cross-defaults,  upon the occurrence of certain material events affecting the financial viability of Wuhan Kingold Jewelry Company Limited, and other customary conditions.

Copies of each of the Loan Contracts are filed herewith as Exhibits 10.1 and 10.2, respectively.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Loan Contracts.

On December 20, 2012, Wuhan Kingold Jewelry Company Limited, the controlled subsidiary of Kingold Jewelry, Inc., entered into a Gold Lease Agreement with China Construction Bank’s Wuhan Jiang’an Branch (“CCB”). The Gold Lease Agreement is similar to a revolving credit line, with CCB providing Wuhan Kingold Jewelry Company Limited a reusable credit line of up to RMB250 million (approximately US$40.2 million); however, draw downs under the facility (and repayment thereunder) will be made in gold rather than currency. Gold loans under the facility will bear interest at a rate of approximately 6% p.a., with interest based on the actual weight of gold loaned under the facility (in grams), the price of gold (yuan/gram), in addition to the rate and number of days the gold was loaned under the facility. The initial line of credit is available until October 26, 2013. Because the market price of gold may fluctuate during the term of the Gold Lease Agreement, Wuhan Kingold Jewelry Company Limited and CCB have agreed to a cap of 95% on the credit line based on the actual value of gold loans outstanding at any time under the credit facility. The full credit line was approved on January 16, 2013, and Wuhan Kingold Jewelry Company Limited began using it on the same day.

A copy of the Gold Lease Agreement is filed herewith as Exhibit 10.3. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Gold Lease Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 8.01 Other Events.

On January 16, 2013, Kingold Jewelry, Inc. issued a press release announcing the Gold Lease Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Working Capital Loan Contract (English translation), dated November 28, 2012, between Wuhan Kingold Jewelry Company Limited and CITIC Bank Corporation Limited
10.2	Working Capital Loan Contract (English translation), dated November 28, 2012, between Wuhan Kingold Jewelry Company Limited and CITIC Bank Corporation Limited
10.3	Gold Leasing Agreement (English translation), dated December 20, 2012, between Wuhan Kingold Jewelry Company Limited and China Construction Bank Corporation - Wuhan Jiang’an Branch
99.1	Press release issued by Kingold Jewelry, Inc., dated January 16, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Bin Liu
Title: Chief Financial Officer

Date:   January 16, 2013